COLLATERAL AGENCY AGREEMENT

dated as of June 18, 2008

by and among

Comanche Clean Energy Corporation,

Comanche Participações do Brasil Ltda.,

Comanche Operações e Participações Societárias Ltda.

Comanche Biocombustíveis de Canitar Ltda.,

Comanche Biocombustíveis de Santa Anita Ltda.,

Comanche Biocombustíveis de Bahia Ltda.,

Comanche Bioenergia do Maranhão Ltda.,

Tri-State Title & Escrow, LLC,

and

the Noteholders from time to time hereunder

COLLATERAL AGENCY AGREEMENT

This COLLATERAL AGENCY AGREEMENT, dated as of June 18, 2008 (this "Collateral Agency Agreement"), is entered into by and among Comanche Clean Energy Corporation, a Cayman Islands exempted company with limited liability, with its principal executive office located c/o Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104 Cayman Islands (the "Company"), Comanche Participações do Brasil Ltda., a Brazilian limited liability company ("Participações"), Comanche Operações e Participações Societárias Ltda., a Brazilian limited liability company organized and existing under the laws of Brazil , with its head-office in the city and State of São Paulo, at Rua do Rócio, No. 834, 11thnd. floor, Edíficio Augusto de Arruda Botelho Filho, Zip Code: 04552-000, registered with the General Taxpayers' Registry (CNPJ) under No. 09.266.069/0001-36 ("Operações"), Comanche Biocombustíveis de Canitar Ltda., a Brazilian limited liability company ("Canitar"), Comanche Biocombustíveis de Santa Anita Ltda., a Brazilian limited liability company ("Santa Anita"), Comanche Biocombustíveis de Bahia Ltda., a Brazilian limited liability company ("Bahia"); Comanche Bioenergia do Maranhão Ltda., a Brazilian limited liability company organized and existing under the laws of Brazil, with its head-office in the city of São Luís, State of Maranhão, at Avenida Colares Moreira, Quadra 28, lote 07, Centro Empresarial Vinícius de Moraes, room 708, Calhau, registered with the General Taxpayers' Registry (CNPJ) under No. 09.206.414/0001-46 ("Maranhão", the Company, Participações, Operações, Canitar, Santa Anita, Bahia and Maranhão, the "Comanche Parties"), Tri State Title & Escrow, LLC, a Maryland limited liability company (the Collateral Agent"), and the undersigned holders of the Company's Senior Secured 12.5% Notes Due 2013 (the "Transaction Notes") (each such holder individually, a "Noteholder" and all such holders together with permitted assignees thereof, collectively, the "Noteholders").

WHEREAS:

A. Capitalized terms used but not defined in this Collateral Agency Agreement have the meanings set forth in Schedule X-2 to the Securities Purchase Agreement, dated as of June ___, 2008 by and among the Comanche Parties and the Buyers listed therein (the "Securities Purchase Agreement") and the rules of construction set forth in such Schedule X-2 to the Securities Purchase Agreement apply equally to this Collateral Agency Agreement as if set forth herein.

B. The Company wishes to sell the Transaction Notes to the Noteholders and the Noteholders wish to purchase such Transaction Notes from the Company on the terms and conditions set forth in the Securities Purchase Agreement and the other applicable Transaction Documents.

C. Each Transaction Note will be secured by a first priority perfected security interest in:

(i) capital stock of each of the Operating Subsidiaries on the terms and conditions set forth in the Quota Pledge Agreements; and

(ii) Industrial Assets, on the terms and conditions set forth in the Asset Pledge Agreements.

D. Any moneys advanced by the Company to any of the Operating Subsidiaries, not as a capital contribution but by making a loan directly or indirectly to any such Operating Subsidiary, will be secured by a first perfected security interest therein granted to the Collateral Agent for the benefit of the Noteholders by the payee of the note evidencing such advance, each time pursuant to a Note Pledge Agreement.

E. Each of the Noteholders desires to appoint, and the Comanche Parties desire to consent to the appointment of, the Collateral Agent to act in such capacity for the benefit of the Noteholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. APPOINTMENT

(a) Each Noteholder hereby (i) appoints Tri-State Title & Escrow, LLC, as the Collateral Agent hereunder and (ii) authorizes the Collateral Agent in such capacity to take any and all such actions on its behalf with respect to the Collateral, any Note Pledge Agreement, and the Secured Obligations of the Comanche Parties as set out in the Note Transaction Documents or any Note Pledge Agreement, as applicable.

(b) The Collateral Agent shall not have, by reason of this Collateral Agency Agreement, any Note Transaction Document or any Note Purchase Agreement, a fiduciary relationship in respect of any Noteholder.

(c) The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Collateral Agency Agreement, the Note Transaction Documents, or any Note Pledge Agreement, or otherwise exist against the Collateral Agent.

(d) The duties of the Collateral Agent shall be mechanical and administrative in nature.

(e) As to (i) any matters not expressly provided for by this Collateral Agency Agreement, the Note Transaction Documents and any Note Pledge Agreement (including, without limitation, enforcement of any security interests) and (ii) any amendments, consents or waivers of any Note Transaction Document or any Note Pledge Agreement, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Noteholders (or such greater number of Noteholders from whom consent is required under Section 11 of the Transaction Notes), and such instructions shall be binding upon all Noteholders.

(f) Nothing in this Collateral Agency Agreement, any Transaction Document, or any Note Pledge Agreement, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of this Collateral Agency Agreement, any Note Transaction Document or any Note Pledge Agreement, except as expressly set forth herein or in such Note Transaction Documents or Note Pledge Agreements. Nothing in this Collateral Agency Agreement, any Transaction Document or any Note Pledge Agreement, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of the Transaction Warrants or the Transaction Shares.

2. COLLATERAL

(a) Each Noteholder hereby acknowledges and agrees that the Collateral shall be held by the Collateral Agent for the benefit of the Noteholders for application to the Secured Obligations in accordance with this Collateral Agency Agreement, the Note Transaction Documents, and any Note Pledge Agreement, as applicable.

(b) Any Collateral or proceeds thereof received by a Noteholder in connection with the exercise of any right or remedy (including set-off) by the Collateral Agent or any such Person relating to the Collateral, other than in accordance with the terms of this Collateral Agency Agreement, shall be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of all Noteholders in the same form as received.

(c) The Collateral Agent and each Comanche Party hereby agrees that, at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that may be necessary in order to fully effect the purposes of this Collateral Agency Agreement and to enable the Collateral Agent to exercise and enforce its rights and remedies under the Note Transaction Documents and any Note Pledge Agreement with respect to the Collateral or any part thereof.

3. REMEDIES, RELEASES

(a) The Collateral Agent, at the direction of the Required Noteholders (or such greater number of Noteholders from whom consent is required under Section 11 of the Transaction Notes), shall have the right to enforce rights, exercise remedies (including set-off) and make determinations regarding the release of, disposition of or restrictions with respect to the Collateral. In exercising rights and remedies with respect to the Collateral, the Collateral Agent, at the direction of the Required Noteholders (or such greater number of Noteholders from whom consent is required under Section 11 of the Transaction Notes), may enforce the provisions of the Note Transaction Documents and any Note Pledge Agreement and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of the Collateral Agent to sell or otherwise dispose of Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Note Transaction

Documents, bankruptcy or similar Laws providing for the relief of debtors or affecting the rights of creditors generally, and the Laws relating to the perfection or priority of a secured interest of any applicable jurisdiction; provided, that unless and until the Collateral Agent shall have received such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, in order to preserve or protect its Liens on and the value of the Collateral, with respect to any Event of Default as it shall deem advisable in the best interests of the Noteholders.

(b) If (i) in connection with the exercise of any of the Noteholders' remedies under this Collateral Agency Agreement (subject to Section 3(a) hereof), the Collateral Agent disposes of any part of the Collateral or (ii) in connection with any conveyance, sale, lease, transfer or other disposition (a "Permitted Disposition") permitted under the Note Transaction Documents or any Note Pledge Agreement, any part of the Collateral is conveyed, sold, leased, transferred or otherwise disposed of, then in either such case (i) or (ii) above, the Liens, if any, of the Collateral Agent for the benefit of any of the Noteholders on such Collateral shall be automatically, unconditionally and simultaneously released. The Collateral Agent (on behalf of the Noteholders) shall promptly execute and deliver such termination statements, releases and other documents reasonably required or requested to carry out or effectively confirm such release. The Noteholders hereby (x) authorize and direct the Collateral Agent to execute such documents and take such other actions as are necessary to carry out the foregoing and (y) expressly agree that no additional consent from Noteholders is required in connection with any Permitted Disposition, so long as the Company or such other Comanche Party certifies in an Officer's Certificate that such action is permitted under the Note Transaction Documents or the relevant Note Pledge Agreement, as applicable.

(c) If, in accordance with the terms of the Transaction Notes, the Board of Directors of the Company designates an entity that was previously a Comanche Guarantor to be a Special Purpose Entity, the Company shall provide the Collateral Agent with notice of such designation, together with a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the provisions of the Transaction Notes. Promptly following the receipt of such notice and related documents, the Collateral Agent (on behalf of the Noteholders) shall execute and deliver such documents and carry out such actions as are (i) necessary to release the Liens, if any, of the Collateral Agent for the benefit of any of the Noteholders on the Equity Interests of such Special Purpose Entity and any Industrial Assets or other Collateral of such Special Purpose Entity and (ii) reasonably required or requested to effectively confirm such release. The Noteholders hereby (x) authorize and direct the Collateral Agent to execute such documents and take such other actions as are necessary to carry out the foregoing and (y) expressly agree that no additional consent from Noteholders is required in connection therewith.

4. CERTAIN ACTIONS

(a) Notices from the Noteholders to the Collateral Agent. Each of the Noteholders hereby agrees to give the Collateral Agent and each other Noteholder prompt written notice of the occurrence of (i) any Event of Default under such Person's Transaction Note, any Security Documents or Note Pledge Agreement of which such Person has written notice and (ii) acceleration of the maturity of such Person's Obligations under such Person's Transaction Note, Security Documents or Note Pledge Agreement wherein such Person's Obligations have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof or termination date thereunder (or similar remedial actions including demands for cash) have been taken and setting forth the aggregate amount of Obligations that have been so accelerated, in each case as soon as practicable after the occurrence thereof (and, in any event, within five (5) Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the Noteholders or the obligations of the Company or the Comanche Guarantors hereunder or under the Transaction Note, Security Documents or such Note Pledge Agreement.

(b) Notices from the Collateral Agent to the Noteholders. The Collateral Agent hereby agrees to give each Noteholder written notice of an Event of Default promptly following its receipt of written notice thereof. The Collateral Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Event of Default under any Transaction Document or Note Pledge Agreement unless the Collateral Agent has received written notice from an authorized officer of a Noteholder, any Comanche Guarantor or the Company referring to this Collateral Agency Agreement and the applicable Transaction Document or Note Pledge Agreement, describing such Event of Default and stating that such notice is a "Notice of Event of Default." The Collateral Agent shall take such action with respect to such Event of Default as shall be reasonably directed by Required Noteholders; provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action with respect to such Event of Default as it shall deem advisable in the best interests of the Noteholders.

(c) Location of Collateral. The Company hereby agrees not to effect, with respect to any Comanche Party, any change (i) in any legal name, (ii) in the location of chief executive office, (iii) in the identity or organizational structure, (iv) in the taxpayer identification number or organizational identification number issued to such Person under applicable Law, if any, or (v) any jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), without giving the Collateral Agent not less than thirty (30) days' prior written notice (in the form of an Officers' Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request.

(d) Notification. The Company agrees promptly to furnish to the Collateral Agent: (i) notification of the Company's intent to effect any change described in

clause (c) above no less than thirty (30) days prior to making such change or within such lesser notice period agreed to by the Collateral Agent; (ii) copies of any organizational documents that have been amended or modified in accordance with the terms of the Transaction Notes and deliver a copy of any notice of default given or received by any Comanche Party under any organizational document within fifteen (15) days after such Comanche Party gives or receives such notice; and (iii) notice of any change in the location of any office in which the Company maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

(e) Pledges of Additional Industrial Assets. With respect to any Industrial Asset acquired after the Issuance Date by any Operating Subsidiary that is not subject to the Lien created by any of the Security Documents, the Company will and will cause its Subsidiaries promptly (and in any event within thirty (30) days after the acquisition thereof) to (i) execute and deliver to the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Required Noteholders or the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the Noteholders, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Law, including the registering of any Security Document with such Governmental Authorities as may be reasonably requested by the Collateral Agent in the appropriate jurisdictions. The Company shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Required Noteholders or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(f) Pledges of Equity Interests of Additional Operating Subsidiaries. With respect to any Person that is or becomes a new Comanche Guarantor in accordance with Section 10(n) of the Transaction Notes after the Issuance Date, the Company will and will cause its Subsidiaries promptly (and in any event within thirty (30) days after such Person becomes an Operating Subsidiary) to (i) amend such Subsidiary's memorandum and articles of association (or similar governing documents) to reflect such pledge of Equity Interests and register such governing documents with such Governmental Authorities as may be reasonably requested by the Collateral Agent or, if applicable Law requires possession of certificated securities to perfect a security interest, deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, (ii) deliver to the Collateral Agent all intercompany notes owing from such Subsidiary to the Company and any Subsidiary together with instruments of transfer executed and delivered in blank by a duly authorized officer of such of the Company or Subsidiary, and (iii) cause such new Subsidiary (A) to accede to the Guaranty (or cause such Subsidiary and the other Comanche Guarantors to execute and deliver to the Collateral Agent such amendments to the Guaranty as shall be necessary or advisable to cause such Subsidiary to become a Comanche Guarantor thereunder) and (B) if such Subsidiary is an Operating Subsidiary, to execute and deliver to the Collateral Agent an

Asset Pledge Agreement compatible with the laws of such Subsidiary's jurisdiction creating a security interest such Subsidiary's principal Industrial Assets, in substantially the same form as the Security Documents delivered on the Issuance Date hereof if such Subsidiary is established in Brazil or in form and substance reasonably satisfactory to the Collateral Agent if such Subsidiary is established in another jurisdiction, and (C) cause the Lien created by the applicable Security Documents to be duly perfected to the extent required by such agreements in accordance with all applicable Law, including the registering of any Security Document with such Governmental Authorities as may be reasonably requested by the Collateral Agent.

5. DELEGATION OF DUTIES

The Collateral Agent may execute any of its duties under this Collateral Agency Agreement and the other Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of one counsel of its choice concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

6. COORDINATION OF ACTION

(a) It is the objective of the Noteholders to coordinate their approach to the taking of all action under the Note Transaction Documents. In furtherance of such objective, any Noteholder proposing to give any waiver or consent under, or approve any amendment, modification or supplement to, any Note Transaction Document (or authorize or direct any other Person to do so), to accelerate the Secured Obligations owed to it or to take, authorize or direct any enforcement action with respect thereto shall comply with the terms of this Section 6 before taking any such action.

(b) Unless otherwise expressly provided herein, the Collateral Agent shall not take, and no Noteholder shall authorize or direct any other Person to take, any action under any Security Document which requires direction, authorization or consent of the Noteholders (including the exercise of remedies hereunder or thereunder) unless the direction, authorization, or consent of the Required Noteholders is given with respect to such direction, authorization or consent. No Noteholder shall have any right, to take any action with respect to the Collateral independently of the Collateral Agent (other than to direct the Collateral Agent to take action in compliance with this Collateral Agency Agreement).

(c) For purposes of clarity, no Noteholder shall have any right to take any action with respect to the Guaranty or the other Security Documents independently of the Collateral Agent (other than to direct the Collateral Agent to take action in compliance with this Collateral Agency Agreement.

7. EXCULPATORY PROVISIONS

(a) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully

taken or omitted to be taken by it or such Person under or in connection with this Collateral Agency Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any Noteholder for any recitals, statements, representations or warranties made by the Company or any Comanche Guarantor, or any officer thereof, contained in this Collateral Agency Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with this Collateral Agency Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Collateral Agency Agreement or for any failure of the Company, any Comanche Guarantor or any other party thereto to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Collateral Agency Agreement, or to inspect the properties, books or records of the Company, any Comanche Guarantor or any other Person.

(b) The Collateral Agent shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(c) Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any Financing Statements or continuation statements or recording any documents or instruments with any Governmental Authority at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(d) The Collateral Agent shall not be responsible (i) for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of Law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (ii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) for the validity of the title of the Company to the Collateral, (iv) for insuring the Collateral, (v) for the payment of taxes, charges, assessments or Liens upon the Collateral or (vi) otherwise as to the maintenance of the Collateral.

8. RELIANCE BY COLLATERAL AGENT

(a) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company and the Comanche Guarantors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Collateral Agency Agreement unless it shall first receive such legal advice or the concurrence by the consent of the Required Noteholders (or such greater number of Noteholders from whom consent is required under Section 11 of the Transaction Notes) as it deems appropriate or it shall first be indemnified or receive security to its satisfaction by the Noteholders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The rights, privileges, protections and benefits given to the Collateral Agent including its rights to be indemnified, are extended to, and shall be enforceable by the Collateral Agent and to each agent, custodian and other Persons employed by the Collateral Agent in accordance herewith to act hereunder.

(b) If the Company seeks the consent or approval of the Required Noteholders (or such greater number of Noteholders from whom consent is required under Section 11 of the Transaction Notes) to the taking or refraining from taking any action hereunder, the Company shall send notice thereof to each Noteholder. Any such consents shall be solicited and tabulated by the Company, or a solicitation and/or tabulation agent engaged by the Company, and the Company shall provide the Collateral Agent with copies of any such written consent(s). The Collateral Agent will be entitled to, and is hereby instructed to, rely upon the tabulation so provided, subject to the Collateral Agent's right to receive all such consents and to satisfy itself as to the authenticity thereof and the Collateral Agent's right (but not its obligation) to receive information regarding any other matters that the Collateral Agent, in its sole discretion deems necessary or advisable with respect to the relevant action.

(c) The Collateral Agent shall notify each Noteholder and the Company promptly any time that the Required Noteholders (or such greater number of Noteholders from whom consent is required under Section 11 of the Transaction Notes) have instructed the Collateral Agent to act or refrain from acting pursuant hereto. The Company, any Comanche Guarantor, or the Collateral Agent may at any time request instructions from the Noteholders in respect of any actions or approvals which by the terms of this Collateral Agency Agreement, the Note Transaction Documents or any Note Pledge Agreement the Collateral Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval until it shall have received such instructions from the Required Noteholders (or such greater number of Noteholders from

whom consent is required under Section 11 of the Transaction Notes). Without limiting the foregoing, no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Collateral Agency Agreement, the Note Transaction Documents or any Note Pledge Agreement in accordance with the instructions of the Required Noteholders unless consent of a greater number of Noteholders is required by the terms of the Transaction Notes.

9. NON-RELIANCE ON COLLATERAL AGENT

Each of the Noteholders expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company or the Comanche Guarantors, or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Collateral Agent to any such Person. Each of the Noteholders represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and the Comanche Guarantors, and their respective Affiliates, and made its own decision to extend credit to the Company and to enter into the Transaction Documents to which it is a party. Each of the Noteholders also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Collateral Agency Agreement, and to make such investigation as its deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the Comanche Guarantors, and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company, the Comanche Guarantors or their respective Affiliates that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10. SUCCESSOR COLLATERAL AGENT

The Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least fifteen (15) Business Days' prior written notice to the Company, the Comanche Guarantors and each holder of the Transaction Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Required Noteholders shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations

under this Collateral Agency Agreement. After any Collateral Agent's resignation hereunder, the provisions of this Section 10 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said fifteen (15) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Noteholders appoint a successor Collateral Agent as provided above.

11. SECURITY DOCUMENTS

Each Noteholder hereby irrevocably appoints and authorizes the Collateral Agent to execute and deliver the Security Documents (on substantially the terms set forth in the forms of such documents attached as exhibits to the Securities Purchase Agreement) and any Note Pledge Agreement for and on behalf of such Noteholder and to perform all of the obligations and duties of collateral agent provided for therein, and each Noteholder shall be bound by the terms thereof as if such Noteholder were an original signatory thereto.

12. INDEMNIFICATION

(a) Neither the Collateral Agent nor any of its officers, directors, employees, agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Collateral Agency Agreement) (collectively, the "CA Indemnitees") shall have any liability to the Company, any Comanche Guarantor or any Noteholder for any action taken or omitted to be taken by it in connection herewith except to the extent caused by its own gross negligence or willful misconduct.

(b) The Company shall defend, protect, indemnify and hold harmless the CA Indemnitees to the fullest extent lawful, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements), amounts paid out in settlement and other costs (irrespective of whether any such CA Indemnitee is a party to the action for which indemnification hereunder is sought) (the "CA Indemnified Liabilities") incurred by any CA Indemnitee as a result of, or arising out of, or relating to (i) the execution, delivery, performance or enforcement of this Collateral Agency Agreement, any Note Transaction Document, or any Note Pledge Agreement, or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Transaction Notes.

(c) Without limiting the obligations of the Company hereunder, the Noteholders, ratably according to the respective Principal Amounts of Transaction Notes then held by each such Noteholder, shall defend, protect, indemnify and hold harmless the CA Indemnitees (to the extent not reimbursed by the Company) to the fullest extent lawful, from and against any and all CA Indemnified Liabilities incurred by any CA Indemnitee as a result of, or arising out of, or relating to (i) the execution, delivery, performance or enforcement of this Collateral Agency Agreement, any Note Transaction Document, or any Note Pledge Agreement, or any other certificate, instrument or document contemplated

hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Transaction Notes.

(d) Promptly after receipt by a CA Indemnitee under this Section 12 of notice of the commencement of any action, investigation or proceeding (including any governmental action, investigation or proceeding) involving a CA Indemnified Liability, such CA Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the CA Indemnitee, as the case may be; provided, however, that a CA Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such CA Indemnitee to be paid by the indemnifying party if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the CA Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such CA Indemnitee and any other party represented by such counsel in such proceeding. The CA Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the CA Indemnitee which relates to such action or claim. The indemnifying party shall keep the CA Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. No indemnifying party shall, without the prior written consent of the CA Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such CA Indemnitee of a release from all liability in respect to such claim or litigation, and such settlement shall not include any admission as to fault on the part of the CA Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the CA Indemnitee in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the CA Indemnitee under this Section 12, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(e) The indemnification required by this Section 12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or CA Indemnified Liabilities are incurred. All amounts due under this Section 12 shall be payable not later than ten (10) days after written demand therefor.

(f) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the CA Indemnitee against the indemnifying party

or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the Law.

(g) To the extent that the foregoing undertakings may be unenforceable in whole or in part for any reason, the Company or the Noteholders, as the case may be, shall make the maximum contribution to the payment and satisfaction of each of the CA Indemnified Liabilities that is permissible under applicable Law (in the case of the Noteholders, ratably according to the respective Principal Amounts of Transaction Notes then held by each such Noteholder); provided, that neither the Company nor the Noteholders shall be obligated to indemnify the Collateral Agent for any CA Indemnified Liabilities caused by the gross negligence or willful misconduct of the Collateral Agent.

(h) This Section 12 shall survive termination of this Collateral Agency Agreement.

13. COMPENSATION AND EXPENSES

The Company agrees to pay to the Collateral Agent (a) the Collateral Agent's fees as set forth on Appendix B hereto, and (b) subject to Appendix B hereto, the amount of any and all of the Collateral Agent's reasonable and reasonably documented out-of-pocket expenses, including the reasonable and documented fees and expenses of one U.S. counsel (and one local counsel) and of any accountants, experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Collateral Agency Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral or (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent under this Collateral Agency Agreement.

14. OBLIGATIONS UNCONDITIONAL

All rights, interests, agreements and obligations of the Collateral Agent hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Transaction Documents or Note Pledge Agreement;

(b) except as otherwise expressly set forth in this Collateral Agency Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Transaction Document or Note Pledge Agreement;

(c) except as otherwise expressly set forth in this Collateral Agency Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Obligations or any guaranty thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Comanche Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of the Company in respect of the Collateral Agent.

15. MISCELLANEOUS

(a) Effectiveness; Continuing Nature of this Collateral Agency Agreement. This Collateral Agency Agreement shall become effective when executed and delivered by the parties hereto. This Collateral Agency Agreement shall remain in full force and effect until all of the Secured Obligations (other than Contingent Obligations in respect of which no claim has been asserted) have been paid in full in cash.

(b) Severability. If any provision of this Collateral Agency Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Collateral Agency Agreement in that jurisdiction or the validity or enforceability of any provision of this Collateral Agency Agreement in any other jurisdiction.

(c) Entire Agreement. This Collateral Agency Agreement (including exhibits, schedules and annexes hereto) constitutes the entire agreement and supersedes all other prior oral or written agreements between the Noteholders, the Comanche Parties, their Affiliates and Persons acting on their behalf in respect of the matters discussed herein, and this Collateral Agency Agreement, the Note Transaction Documents, any Note Pledge Agreement, and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Comanche Parties nor any Noteholder makes any representation, warranty, covenant or undertaking in respect of such matters.

(d) Amendments; Waivers. No provision of this Collateral Agency Agreement may be amended other than by an instrument in writing signed by the Company and the Required Noteholders (or such greater number of Noteholders for whom consent is required under Section 11 of the Transaction Notes), and any amendment to this Collateral Agency Agreement made in conformity with the provision of this Section 15(d) shall be binding on all Noteholders. Except as set forth in the preceding sentences, no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(e) Information Concerning Financial Condition. Each Noteholder shall be responsible for keeping itself informed of (i) the financial condition of the Comanche Parties and their respective Affiliates and all endorsers and/or guarantors of the Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Obligations.

(f) Governing Law; Jurisdiction; Jury Trial. This Collateral Agency Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby irrevocably and unconditionally consents to submit to the exclusive

jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Collateral Agency Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, as its agent for service of process in New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS COLLATERAL AGENCY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Remedies. Each Noteholder shall have all rights and remedies set forth in this Collateral Agency Agreement, the Transaction Documents and any Note Pledge Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such Noteholders have under any Law. Any Person having any rights under any provision of this Collateral Agency Agreement, the Note Transaction Documents or Note Pledge Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Collateral Agency Agreement, the Note Transaction Documents and any Note Pledge Agreement and to exercise all other rights granted by Law. Furthermore, each of the Comanche Parties recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under this Collateral Agency Agreement, the Note Transaction Documents, and any Note Pledge Agreement any remedy at Law may prove to be inadequate relief to the Noteholders. Each of the Comanche Parties therefore agrees that the Noteholders or the Collateral Agent (in each case, acting with the consent of the Required Noteholders) shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(h) Enforcement. No right of the Collateral Agent or any Noteholder to enforce any provision of this Collateral Agency Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Comanche Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Collateral Agency Agreement.

(i) Notices. All notices to any Noteholder permitted or required under this Collateral Agency Agreement shall also be sent to all other Noteholders. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Collateral Agency Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business

Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided, that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be as set forth on Appendix A hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Collateral Agency Agreement and the consummation of the transactions contemplated hereby. Without limiting the foregoing, upon the reasonable request of the Required Noteholders or the Collateral Agent, the Company will, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, as applicable, register, file or record, or cause to be registered, filed or recorded, with the appropriate Governmental Authority, any document or instrument supplemental to or confirmatory of the Security Documents that is reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject only to Permitted Liens and all such documents will be considered Security Documents.

(k) Headings. Section headings in this Collateral Agency Agreement are included herein for convenience of reference only and shall not constitute a part of this Collateral Agency Agreement for any other purpose or be given any substantive effect.

(l) Authorization. By its signature, each Person executing this Collateral Agency Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Collateral Agency Agreement.

(m) Successors and Assigns; No Third Party Beneficiaries. This Collateral Agency Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Collateral Agency Agreement is intended for the benefit of each of the parties hereto and its respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except to the extent set forth in the preceding sentence.

(n) Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(o) Consequential Damages. Anything in this Collateral Agency Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable under or in connection with this Collateral Agency Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(p) Counterparts. This Collateral Agency Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Collateral Agency Agreement to be duly executed as of the date first written above.

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name: Alicia Noyola
Title: Vice Chairman and Secretary

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By: ______________________________
Name:
Title:

COMANCHE BIOCOMBUSTÍVEIS DE CANITAR LTDA.

By: ______________________________
Name:
Title:

COMANCHE BIOCOMBUSTÍVEIS DE SANTA ANITA LTDA.

By: ______________________________
Name:
Title:

COMANCHE BIOCOMBUSTÍVEIS DE BAHIA LTDA.

By: ______________________________
Name:
Title:

COMANCHE OPERAÇÕES E PARTICIPAÇÕES SOCIETÁRIAS LTDA.

By: ______________________________
Name:
Title:

COMANCHE BIOENERGIA DO MARANHÃO LTDA.

By: ______________________________
Name:
Title:

TRI-STATE TITLE & ESCROW, LLC,
in its capacity as Collateral Agent

By: Valli K
Name: Valli X. Kirimlis
Title: Manager

WASDMS/7392496.11

DEEPHAVEN GROWTH OPPORTUNITIES SUBFUND TRADING LTD., by its Investment Manager, Deephaven Capital Management, LLC

By: ______________________

Name: Scott M. Nelson

Title: Chief Operating Officer

GOLDMAN, SACHS & COMPANY

By: [signature]

Name: Caroline Benton

Title: Managing Director

Signature Page to Collateral Agency Agreement

MHR CAPITAL PARTNERS MASTER ACCOUNT LP, by its General Partner, MHR Advisor LLC

By: ______________________

Name: Hal Goldstein

Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP, by its General Partner,
MHR Advisors LLC

By: ______________________
Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP, by its General Partner, MHR Institutional Advisors III LLC

By: [signature]

Name: Hal Goldstein
Title: Authorized Signatory

SANDELMAN PARTNERS MULTI-STRATEGY MASTER FUND, LTD., by its Investment Manager, Sandelman Partners

By: ______________________

Name: MICHAEL PASCUTTI

Title: HEAD OF RELATIVE VALUE

UTILICO EMERGING MARKETS LIMITED, by its Investment Manager, Utilico

By: ______________________________

Name: CHARLES JILLINGS

Title: Executive Director

ALPINE CAPITAL (CAYMAN) MASTER FUND, LP, by its Investment Manager, Alpine Capital

By: ______________________________

Name: Chet Ranawat

Title: President

WOLVERINE CONVERTIBLE ARBITRAGE FUND TRADING LTD., by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SUJDAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

GPC LX LLC, by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SUJDAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

ARMSTRONG EQUITY PARTNERS, L.P.

By: Brad Shoup
Name: BRADLEY C. SHOUP
Title: Chief Investment Officer

GPC LIX, LLC, by its Investment Manager, Whitebox Advisors

By: ______________________

Name: Jonathan Wood

Title: Director - COO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP by its Investment Manager, Whitebox Advisors

By: ______________________

Name: Jonathan Wood

Title: Director – COO

Signature Page to Collateral Agency Agreement

UBS AG, LONDON BRANCH

By: ______________________

Name: Andrew Dragoumis

Title: Managing Director

Stewart E. Morel
Executive Director
UBS Securities LLC

LUXOR CAPITAL PARTNERS, LP by its Investment Manager,
Luxor Capital Group, LP

By: ______________________

Name: **Norris Nissim**
Title: **General Counsel**

LUXOR CAPITAL PARTNERS OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________
Name: **Norris Nissim**
Title: **General Counsel**

LCG SELECT LLC by its Investment Manager, Luxor Capital Group, LP

By: ____________________

Name: **Norris Nissim**

Title: **General Counsel**

LCG SELECT OFFSHORE, LTD. by its Investment Manager,
Luxor Capital Group, LP

By: ______________________________
Name: **Norris Nissim**
Title: **General Counsel**

LUXOR SPECTRUM LLC by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim

Title: General Counsel

LUXOR SPECTRUM OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________

Name: **Norris Nissim**
Title: **General Counsel**

ATLAS MASTER FUND, LTD.

By: ______________________

Name: Scott Schroeder

Title: Authorized Signatory

MAPLE LEAF MACRO VOLATILITY MASTER FUND, by its Investment Manager, Maple Leaf Capital LLP.

By: ______________________

Name: CLARA BYUN

Title: PORTFOLIO MANAGER

ARDSLEY PARTNERS RENEWABLE ENERGY FUND L.P., by its Investment Manager, Ardsley Partners

By: Steve Napoli

Name: Steve Napoli
Title: PARTNER

ARDSLEY RENEWABLE ENERGY OFFSHORE FUND, LTD.,
by its Investment Manager, Ardsley Partners

By: ______________________
Name: Steve Napoli
Title: PARTNER

HFR HE ARDSLEY MASTER TRUST, by its Investment Manager,
Ardsley Partners

By: Steve Napoli
Name: Steve Napoli
Title: PARTNER

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST, by its Investment Manager, Gabelli Funds, LLC

By: ______________________
Name: Agnes Mullady
Title: Treasurer

APPENDIX A
to Collateral Agency Agreement

SCHEDULE OF NOTICE ADDRESSES

If to a Comanche Party:

Comanche Clean Energy Corporation
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands
Tel: 345-949-8066 Fax: 345-949-8080
Attention: Tina Meigh
Email: Tina.Meigh@MAPLESANDCALDER.com

With a copy to each of:

Comanche Clean Energy Corporation
c/o FondElec
One Dock Street Stamford, CT 06902 USA
Tel: 203-326-4570 Fax: 203-326-4578 Attention: Thomas Cauchois
Email: tcauchois@fondelec.com

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022 Tel: 212-371-8008 Fax: 212-688-7273
Attention: Darren L. Ofsink, Esq.
Email: dofsink@golawintl.com

If to the Collateral Agent:

Tri State Title & Escrow LLC
P.O. Box 391
360 Main Street, First Floor
Washington, VA 22747

If to the Noteholders:

UBS AG London Branch
1 Curzon Street
London W1J 5UB
United Kingdom

Luxor Capital Group, LP
767 Fifth Avenue, 19th Floor
New York, NY 10153

Luxor Capital Partners Offshore, Ltd.
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands

LCG Select LLC
767 Fifth Avenue, 19th Floor
New York, NY 10153

LCG Select Offshore, Ltd.
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands

Luxor Spectrum LLC
767 Fifth Avenue, 19th Floor
New York, NY 10153

Luxor Spectrum Offshore, Ltd.
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands

Atlas Master Fund, Ltd.
c/o BAM LP
135 East 57th St., 27th Floor
New York, NY 10022

Maple Leaf Macro Volatility Master Fund, L.P.
67/F, The Center
99 Queen's Road
Central, Hong Kong SAR
China

Ardsley Partners Renewable Energy Fund, L.P.
C/o Ardsley Partners
262 Harbor Drive
Stamford, CT 06902

Ardsley Renewable Energy Offshore Fund, LTD.
C/o Ardsley Partners
262 Harbor Drive
Stamford, CT 06902

HFR HE Ardsley Master Trust

C/o Ardsley Partners
262 Harbor Drive
Stamford, CT 06902

Gabelli Funds, LLC
One Corporate Center
Rye, NY 10580

Utilico
PO Box 208
Epsom KT18 7YF
United Kingdom

Deephaven Distressed Opportunities Trading Ltd.
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands

Deephaven Growth Opportunities Subfund Trading Ltd.
c/o Maples Corporate Services Limited
PO Box 309 Ugland House
Grand Cayman, KY1-1104 Cayman Islands

Goldman Sachs & Company
Peterborough Court
133 Fleet Street
London EC4A 2BB

MHR Capital Partners Master Account LP
40 W 57th St., 24th Floor
New York, NY 10019

MHR Capital Partners (100) LP
40 W 57th St., 24th Floor
New York, NY 10019

MHR Institutional Partners III LP
40 W 57th St., 24th Floor
New York, NY 10019

Sandelman Partners Multi-Strategy Master Fund, Ltd.
Citco Funds Services
Regatta Office Park
West Bay Road
Grand Cayman, Cayman Islands

Alpine Capital (Cayman) Master, LP
400 Madison Ave., 8th FL
New York, NY 10017

Wolverine Convertible Arbitrage Fund Trading Ltd.
175 W. Jackson Blvd., #200
Chicago, IL 60604

GPC LX LLC
175 W. Jackson Blvd., #200
Chicago, IL 60604

Armstrong Equity Management, LLC
2100 McKinney, #1700
Dallas, TX 75201

Whitebox Hedged High Yield Partners, LP
3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416-4675

GPC LIX, LLC
3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416-4675

APPENDIX B
to Collateral Agency Agreement

COLLATERAL AGENT FEES

Tri State Title & Escrow LLC
P.O. Box 391
360 Main Street, First Floor
Washington, VA 22747

Fee for Collateral Agent Services **$5,000.00**

The Documentation and Storage Fee includes review of all required documents, authentication and delivery of documents, establishing all necessary accounts and records, and other standard duties of the Collateral Agent. This fee is due upon closing.

Out-of-Pocket Expenses: **Billed At Cost**

Out-of-pocket expenses will be billed in addition to the above, pursuant to the terms and conditions of Section 13 of the Collateral Agency Agreement.